UNIT PURCHASE OPTION

         THE OPTION REPRESENTED BY THIS CERTIFICATE AND THE UNITS ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THIS OPTION NOR SUCH UNITS MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A
         POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS OPTION IS
                         RESTRICTED AS DESCRIBED HEREIN.

                         STAR MARITIME ACQUISITION CORP.
                Option for the Purchase of Units of Common Stock
                                  and Warrants

No. 1                                                            1,500,000 Units

                  THIS CERTIFIES that, for receipt in hand of $100 and other value received, Maxim Group LLC, (the "Holder"), is entitled to subscribe for and purchase from Star Maritime Acquisition Corp., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the later of (X) the consummation by the Company of a Business Combination (as defined in the Prospectus dated ____________ __, 2005, relating to the Company's initial public offering of securities), and (Y) _______________, 2006, and before 5:00 P.M. on ____________, 2010, New York time
(the "Exercise Period"), 1,500,000 units (the "Option Units"), at a price of $8.80 per Option Unit (the "Exercise Price"). Subject to adjustment as provided herein, each Option Unit is comprised of one share (the "Unit Share") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant, each entitling the Holder to purchase one share of Common Stock (the "Unit Warrant") which Unit Warrant shall be issued pursuant to a Warrant Agreement, dated as of _________, 2005 (the "Public Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). Each Unit Share and Unit Warrant will be transferable only as an Option Unit until the date as of which separate trading of the securities comprising the units issued to the public in the Company's initial public offering is permitted pursuant to the Public Warrant Agreement. This Option is the option or one of the options (collectively, including any options issued upon the exercise or transfer of any such options in whole or in part, the "Options") issued pursuant to the Underwriting Agreement, dated _______________, 2005 between the Company and Maxim Group LLC, as representative of the several Underwriters named therein. As used herein the term "this Option" shall mean and include this Option and any Option or Options hereafter issued as a consequence of the exercise or transfer of this Option in whole or in part. This Option may not be sold, transferred, assigned or hypothecated until ____________, 2006 except that it may be transferred, in whole or in part, to (i) one or more officers or members of the Holder (or the officers or members of any such members); (ii) any other underwriting firm or member of the selling group which participated in the Company's initial public offering of securities (or the officers, members or partners of any such firm); (iii) a successor to the Holder, or the officers, members or partners of such successor; (iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law; and the term the "Holder" as used herein shall include any transferee to whom this Option has been transferred in accordance with the above.

                  Each Unit Warrant shall entitle the holder thereof to purchase one share of Common Stock (the shares of Common Stock issuable upon exercise of the Unit Warrants being collectively referred to as the "Warrant Shares"). Each Unit Warrant shall be identical in all respects to the warrants issued pursuant to the Public Warrant Agreement and sold to the public (the "Public Warrants") except that the exercise price of each Unit Warrant will be $7.50.

                  1 This Option may be exercised during the Exercise Period, as to the whole or any lesser number of whole Option Units, by the surrender of this Option (with the election at the end hereof duly executed) to the Company at its office at c/o Schwartz & Weiss, P.C., 457 Madison Avenue, New York, New York 10022, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Option Units for which this Option is being exercised (the "Unit Purchase Price").

                  2. (a) In lieu of the payment of the Unit Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Option, in whole or in part, into Option Units (the "Conversion Right") as provided in this Section 2. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Unit Purchase Price) that number of Option Units (the "Conversion Units") equal to the quotient obtained by dividing (x) the value of this Option (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting the aggregate Unit Purchase Price of the Option Units as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined in Section 6(g) hereof) of the Option Units as to which the Conversion Right is being exercised) by (y) the Current Market Price of one Option Unit immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Right provided under this Section 2 may be exercised in whole or in part and at any time and from time to time while any Options remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Option with the Notice of Conversion at the end hereof duly executed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Option Units as to which such Conversion Right is being exercised. This Option (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Option for conversion in accordance with the foregoing provisions.

                  3. Upon each exercise of the Holder's rights to purchase Option Units or Conversion Units, the Holder shall be deemed to be the holder of record of the Option Units or Conversion Units issuable upon such exercise or conversion, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Option Units or Conversion Units shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise or conversion of this Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Option Units or Conversion Units issuable upon such exercise or conversion, registered in the name of the Holder or its designee. If this Option should be exercised or converted in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the right of the Holder to purchase the balance of the Option Units subject to purchase hereunder.

                  4. Any Options issued upon the transfer or exercise or conversion in part of this Option shall be numbered and shall be registered in an Option Register as they are issued. The Company shall be entitled to treat the registered holder of any Option on the Option Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Option on the part of any other person, and shall not be liable for any registration or transfer of Options which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Option shall be transferable only on the books of the Company or its duly authorized agent upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Option or Options to the person entitled thereto. This Option may be exchanged, at the option of the Holder thereof, for another Option, or other Options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Option Units, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Options to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

                  5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Option Units and/or Conversion Units and the Unit Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Option and the Unit

Warrants, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Option, shall be validly issued, fully paid and nonassessable and free of preemptive rights.

                  6. (a) Upon the occurrence of any event (an "Event") as a result of which an adjustment is made to the exercise price (the "Public Exercise Price") of any of the Public Warrants, the number of Unit Shares issuable thereafter upon exercise of this Option shall be adjusted to equal the number of Unit Shares issuable prior to such Event multiplied by a fraction, the numerator of which shall be the Public Exercise Price in effect prior to such Event and the denominator of which shall be the Public Exercise Price subsequent to such Event.

                  (b) Notwithstanding any other provision of this Option, any adjustment of the exercise price and/or the number of the Warrant Shares purchasable upon the exercise of the Unit Warrants shall be determined solely by the antidilution and other adjustment provisions contained in the Public Warrant Agreement (which provisions are incorporated herein by reference) as if such Unit Warrants were and had been outstanding on and from the date of original issuance of the Public Warrants.

                  (c) All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (d) In any case in which this Section 6 shall require that an adjustment in the number of Unit Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Option after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Unit Shares, if any, issuable upon such exercise on the basis of the number of Unit Shares in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (e) Whenever  there shall be an adjustment as provided in this
Section 6, the Company shall promptly cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Option Register, which notice shall be accompanied by an officer's certificate setting forth the number of Unit Shares issuable as part of each Option Unit and the exercise price and the number of Warrant Shares purchasable upon the exercise of each Unit Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

                  (f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise or conversion of this Option. If any fraction of a share would be issuable on the exercise or conversion of this Option (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise or conversion of this Option.

                  (g) (i) Prior to the Separation Date, the Current Market Price per Unit on any date shall be deemed to be the average of the daily closing prices per Unit for the 15 consecutive trading days immediately preceding the date in question. The closing price for each day shall be (x) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange or market system on which the Units are listed or admitted to trading, (y) if the Units are not listed or admitted to trading on any national securities exchange or market system, the highest reported bid price for the Units as furnished by the National Association of Securities Dealers, Inc. (the "NASD") on the NASD Bulletin Board or a similar organization if the ______ is no longer reporting such information, or (z) if on any such date the Units are not listed or admitted to trading on any national securities exchange or market system, and is not quoted by the NASD on the NASD Bulletin Board or any similar organization, as determined by reference to the "pink sheets" published by Pink Sheets, LLC or, if not so published, by such other method of determining market value as the board of directors of the Company shall in good faith from time to time deem to be fair.

                  (ii) At any time after the Separation Date, the Current Market Price per Unit shall be the sum of the aggregate Current Market Price of the shares of Common Stock included in a Unit and the aggregate of the Current Market Price of the Warrants. The Current Market Price of a share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive trading days immediately preceding the date in question. The closing price for each day shall be (x) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange or the market system on which the Common Stock is listed or admitted to trading, (y) if the Common Stock is not listed or admitted to trading on any national securities exchange or market system, the highest reported bid price for the Common Stock as furnished by the NASD on the NASD Bulletin Board or a similar organization if NASDAQ is no longer reporting such information, or (z) if on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by the NASD on the NASD Bulletin Board or any similar organization, as determined by reference to the "pink sheets" published by Pink Sheets, LLC or, if not so published, by such other method of determining market value as the board of directors of the Company shall in good faith from time to time deem to be fair. The Current Market Price of a Warrant on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive trading days immediately preceding the date in question. The closing price for each day shall be (A) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange or market system on which the Warrants are listed or admitted to trading, (B) if the Warrants are not listed or admitted to trading on any national securities exchange or market system, the highest reported bid price for the Warrants as furnished by the NASD on the NASD Bulletin Board or a similar organization if NASDAQ is no longer reporting such information, or (C) if on any such date the Warrants are not listed or admitted to trading on any national securities exchange and are not quoted by the NASD on the NASD Bulletin Board or any similar organization, as determined by reference to the "pink sheets" published by Pink Sheets, LLC or, if not so published, by such other method of determining market value as the board of directors of the Company shall in good faith from time to time deem to be fair.

                  7. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise or conversion of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock and the Unit Warrants for which this Option might have been exercised or converted immediately prior to such consolidation, merger, sale, lease or conveyance, and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise or conversion of this Option (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change
(including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise or conversion of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock and Unit Warrants for which this Option might have been exercised or converted immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

                  (c) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by Section 7(a), the Holders shall have the right during the period commencing on the date they receive notice of the transaction pursuant to Section 8 hereof and ending on the date immediately preceding the date upon which such transaction consummated ten days to elect to receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Option (and underlying Unit Warrants) might have been exercised immediately prior to such consolidation, merger, sale or purchase reduced by such amount of the consideration as has a market value equal to the sum of the Unit Purchase Price and the exercise price of the Unit Warrants, as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. Any amounts receivable by a Holder who has elected the option set forth in this Section 7(c) shall be payable at the same time as amounts payable to stockholders in connection with any such transaction.

                  (d) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances.

                  8. In case at any time the Company shall propose:

                           (a) to pay any dividend or make any  distribution  on
shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                           (b) to issue any rights, warrants or other securities
to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                           (c) to  effect  any  reclassification  or  change  of
outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property described in Section 7; or

                           (d)  to  effect  any   liquidation,   dissolution  or
winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered or certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Option Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up.

                  9. The issuance of any shares or other securities upon the exercise or conversion of this Option, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  10. (a) If, at any time during the seven-year period commencing _____________________, 2005, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Underwriters' Securities (as hereinafter defined) are outstanding and for any reason the then holders of any Underwriters' Securities (the "Eligible Holders") will not otherwise have, as of the effective date of such registration statement, the benefit of an effective registration statement, including all required amendments and supplements, registering for sale such Eligible Holders' Underwriters' Securities, the Company shall give all such Eligible Holders at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (including the fees and disbursements of one counsel for the Eligible Holders, but not including and the underwriting discounts and commissions, if any, payable in respect of the Underwriters' Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Underwriters' Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriters' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the inclusion of the Underwriters' Securities (or portion thereof so designated by the managing underwriter) of any Eligible Holder who shall have requested registration of his or its Underwriters' Securities may be conditioned upon such Eligible Holder's agreement to delay the offering and sale of such Underwriters' Securities for such period not to exceed 90 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Underwriters' Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration. The securities so included in such registration statement for each such other person or persons requesting registration shall have been reduced by the same proportion (based upon the total amount of securities for which each person is entitled to request registration in such registration statement) as the Underwriters' Securities which were requested to be included in such registration were reduced. As used herein, "Underwriters' Securities" shall mean the Option Units and the Conversion Units and the Unit Shares, the Unit Warrants and the Warrant Shares which, in each case, have not been previously sold pursuant to a registration statement and are not eligible for sale under Rule 144(k) promulgated under the Act (or any successor provision thereof).

                  (b) If, at any time during the five-year period commencing ____________, 2005, the Company shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Options then outstanding and all Unit Warrants included therein would own) a majority of the total number of shares of Common Stock then included (or upon such exercise would be included) in the Underwriters' Securities (the "Majority Holders"), to register the sale of all or part of such Underwriters' Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file two such registration statements. All expenses incurred in connection with such registration (including the fees and disbursements of one counsel for the Eligible Holders, but not including underwriting discounts and commissions, if any, payable in respect of the Underwriters' Securities sold by the Eligible Holders) shall be borne by the Company. The Company shall not be obligated to effect any registration of its securities pursuant to this Section 10(b) within six months after the effective date of a previous registration statement prepared and filed in accordance with Section l0(a) (in which Underwriters' Securities could have been included) or this Section 10(b). Within ten business days after receiving any request contemplated by this Section 10(b), the Company shall give written notice to all the other Eligible Holders whose Underwriters' Securities, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Underwriters' Securities, provided that the Company receives a written request to do so from such Eligible Holder within 15 days after receipt by him, her or it of the Company's notice.

                  (c) In the event of a registration pursuant to the provisions of this Section 10, the Company shall use its best efforts to cause the Underwriters' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 10(c) in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

                  (d) The Company shall keep effective any registration or qualification contemplated by this Section 10, and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication, for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Underwriters' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of 12 months from the date on which the Eligible Holders are first free to sell such Underwriters' Securities; provided, however. that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriters' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriters' Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  (e) In the event of a registration pursuant to the provisions of this Section 10, the Company shall furnish to each Eligible Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Underwriters' Securities included in such registration.

                  (f) In the event of a registration pursuant to the provisions of this Section 10, the Company shall furnish each Eligible Holder of any Underwriters' Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Underwriters' Securities have been registered or qualified for sale pursuant to the provisions of Section 10(c).

                  (g) In the event of a registration pursuant to the provision of this Section 10, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Underwriters' Securities (all of which shall also inure to the benefit of and/or be additional to, the Eligible Holders).

                  (h) The Company agrees that, until all the Underwriters' Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriters' Securities to sell such securities under Rule 144.

                  (i) Except for rights granted to holders of the Options, the Company will not, without the written consent of the Majority Holders, grant to any persons the right to request the Company to register any securities of the Company, provided that the Company may grant such registration rights to other persons so long as such rights are subordinate to the rights of the Eligible Holders.

                  (ii) In the event the Company fails to comply with the provisions of this Section 10, then in addition to all other remedies which may be available to the Eligible Holders, the Company shall be liable to the Eligible Holders for any and all incidental, special and consequential damages sustained by the Eligible Holders as a result of such failure, including, but not limited to, any loss of profits that may have been derived from the sale of the Underwriters' Securities to be included in a registration which could not be sold as a result of such failure.

                  11. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, stockholders, partners, members, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Underwriters' Securities, or (B) in any application or other document or communication (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriters' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Option. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Option.

                  If any action is brought against any Eligible Holder or any of its officers, directors, stockholders, partners, members, employees, agents or counsel, or any controlling persons of any such person (an "indemnified party"), in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability pursuant to this Section 11(a) unless the Company shall have been materially prejudiced by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 11 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Underwriters' Securities or any preliminary prospectus, prospectus or registration statement, or amendment or supplement thereto, or any application relating to any sale of any Underwriters' Securities.

                  (b) By its acceptance hereof, the Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Underwriters' Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 11(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or the Holder's plan of distribution by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 11(b), the Holder shall have the rights and duties given to the

Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

                  (c) The Company and, by its acceptance hereof, the Holder, agree that, in order to provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) (subject to the limitations therein but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Option expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Underwriters' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Underwriters' Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Underwriters' Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 1l(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any. who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, partner, member, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 1l(c). Anything in this

Section 1l(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld. This Section 1l(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                  12. Unless registered pursuant to the provisions of Section 10 hereof, the Unit Shares and Unit Warrants issued upon exercise or conversion of the Options shall be subject to a stop transfer order and this certificate or certificates evidencing such Unit Shares and Unit Warrants shall bear the following legend:

                           "THE   [SHARES]   [WARRANTS]   REPRESENTED   BY  THIS
                  CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH [SHARES] [WARRANTS] MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

                  13. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option or any certificate representing Unit Shares or Unit Warrants issued upon exercise of any Option (and upon surrender of any Option or any such certificate if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to the Holder thereof a new Option, or a new certificate representing such Unit Shares or Unit Warrants, of like date, tenor and denomination.

                  14. The Holder of this Option shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Option.

                  15. This Option shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

                  16. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this option, any document or instrument delivered pursuant to, in connection with or simultaneously with this Option, or a breach of this Option or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section __ of the Underwriting Agreement.

                  17. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered against receipt to the party to whom it is to be given (i) if to the Company, at its address set forth in
Section 1 of this Agreement to the attention of its President, or (ii) if to any Holder, at his, her or its address set forth in _______________. Any notice or other communication given by certified mail shall be deemed given on the second business day after certification thereof, any notice given by overnight delivery or courier shall be deemed given on the next business day after delivery to the courier, and any delivery against receipt shall be deemed given when it is received, except, in each case, for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  18. This Option shall inure to the benefit of the Holder and its successors, transferees and assigns and shall be binding upon and inure to the benefit of the Company and its successors. The Company shall not assign its obligations under this Option except in accordance with Section 7(a) hereof, and any assignment by the Company in violation of this Section 18 shall be null and void.

                  19. No course of dealing and no delay or omission on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. Any waiver by the Holder of any right, power or remedy granted pursuant to this Option must be in writing. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.


Dated: ________________, 2005
                                              STAR MARITIME ACQUISITION CORP.


                                              By:_______________________________

ATTEST:


---------------------------------

______________________, Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Option.)

                  FOR VALUE  RECEIVED,  _________________________________ hereby sells, assigns and transfers unto ______________________ an Option to purchase __________ of the Option Units consisting of share(s) of Common Stock, par value $.001 per share, of Star Maritime Acquisition Corp. (the "Company") and Warrant(s) to purchase Common Stock, represented by the within Option, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such Option on the books of the Company, with full power of substitution.

Dated: _______________________________


                                       Signature:_____________________________



                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Option in every particular, without alteration or enlargement or any change whatsoever.

To:  Star Maritime Acquisition Corp.
     c/o Schwartz & Weiss, P.C.
     457 Madison Avenue
     New York, New York  10022


                              ELECTION TO EXERCISE

         The undersigned hereby exercises his or its rights to purchase _________ Option Units covered by the within Option and tenders payment herewith in the amount of $______ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Option Units shall not be all the Option Units covered by the within Option, that a new Option for the balance of the Option Units covered by the within Option be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_________________________      Name___________________________________
                                                        (Print)

Address:___________________________________



                                    ----------------------------------------
                                    (Signature)

To:  Star Maritime Acquisition Corp.
     c/o Schwartz & Weiss, P.C.
     457 Madison Avenue
     New York, New York  10022


                             CASHLESS EXERCISE FORM
              (To be executed upon conversion of the within Option)


         The undersigned hereby irrevocably elects to surrender the within Option for the number of Option Units as shall be issuable pursuant to the cashless exercise provisions thereof, in respect of ______ Option Units, and requests that certificates for such securities be issued in the name of and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Option Units shall not be all the Option Units exchangeable or purchasable under the within Option, that a new Option for the balance of the Option Units covered by the within Option be registered in the name of, and delivered to, the undersigned at the addressed stated below.


Dated:_________________________      Name___________________________________
                                                        (Print)

Address:___________________________________



                                    ----------------------------------------
                                    (Signature)